Chembio Completes $5 Million Private Placement

Monday January 31, 8:30 am ET

MEDFORD, N.Y.--(BUSINESS WIRE)--Jan. 31, 2005--Chembio Diagnostics, Inc., (OTCBB: CEMI - News), today announced that it has completed a $5 million private placement with institutional and other accredited investors. The Company issued Series B 9% Convertible Preferred Stock and Series B Warrants (the "Series B Transaction") to a group of investors led by Crestview Capital. Millennium 3 Opportunity Fund, LLC was also a major investor. Midtown Partners & Co., LLC acted as the lead Placement Agent in this transaction.

Lawrence A. Siebert, Chembio's President, who also invested in the placement, commented, "We are pleased to have completed this financing with such high quality investors. This new capital provides us with the opportunity to achieve significant growth, in part because of our products and platforms, but also because of our dedicated and creative management team."

Mr. Siebert added, "In evaluating financing alternatives and deal size, we always consider the balance of dilution and financial security. We believe that a prudent balance has been achieved with this round of financing. Proceeds from the placement will be used primarily for sales and marketing, research and development, manufacturing, intellectual property and working capital, all so that we can monetize our portfolio of rapid tests as quickly as possible."

The shares of common stock into which the Series B 9% Convertible Preferred Stock is convertible and the Series B Warrants have not been registered under the Securities Act of 1933, as amended, and cannot be offered or sold absent registration or an applicable exemption from registration. In connection with the Series B Transaction, the Company is required to file a registration statement for all of the shares and warrants associated with this financing by March 28, 2005. Other material terms of the Series B Transaction will be described in a Form 8-K to be filed on or before February 1, 2005.

ABOUT CHEMBIO

Chembio Diagnostics, Inc. (CDI) possesses expertise in the development and manufacturing of rapid test products for various indications, including HIV, Tuberculosis and BSE (a.k.a. Mad Cow Disease). References to Chembio Diagnostics, Inc may actually refer to Chembio Diagnostic Systems, Inc., the 100%-owned subsidiary of CDI. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. Chembio's telephone number is 631-924-1135. Email can be directed to info@chembio.com. Additional information can be found at www.chembio.com.

ABOUT CRESTVIEW CAPITAL AND MILLENNIUM 3 OPPORTUNITY FUND, LLC

Crestview Capital invests in small-cap public companies that are undercapitalized and are seeking capital for growth, acquisitions or other constructive uses. Crestview has completed over 70 investments since inception and has over 90 different deal sources around the US and Western Europe. Additional information can be viewed at www.crestviewcap.com. Millennium 3 Opportunity Fund LLC provides capital to high potential early stage companies and start-ups. Additional information can be viewed at www.mill3cap.com. Both Crestview and Millennium have experienced principals that are highly involved in adding strategic value to their portfolio companies.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and the demand for the Company's products. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC").

Contact:
CEOcast, Inc. for Chembio Diagnostics:
Ed Lewis, 212-732-4300 x225